UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 14, 2004

CHURCHILL DOWNS INCORPORATED

(Exact name of registrant as specified in its charter)

KENTUCKY	0-1469	61-0156015

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue Louisville, Kentucky	40208

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (502) 636-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On October 14, 2004, Churchill Downs Incorporated (the “Company”) amended its Credit Agreement (the “Credit Agreement”) dated as of April 3, 2003, as amended by the 2004A Amendment to Loan Documents dated as of June 1, 2004, among the Company, the guarantors party thereto, Bank One Kentucky, NA as a lender and as agent, PNC Bank, National Association, as lender, letter of credit issuer and syndication agent, National City Bank of Kentucky as lender and as documentation agent, Fifth Third Bank, Kentucky, Inc., Branch Banking & Trust Company, Comerica Bank, U.S. Bank National Association, Sun Trust Bank and Bank of America. The 2004B Amendment to Loan Documents among the Company, the Guarantors (Churchill Downs Management Company, Churchill Downs Investment Company, Racing Corporation of America, Calder Race Course, Inc., Tropical Park, Inc., Churchill Downs California Company, Churchill Downs California Fall Operating Company, Arlington Park Racecourse, LLC, Arlington Management Services, LLC, Arlington OTB Corp., Quad City Downs, Inc., CDIP, LLC, CDIP Holdings, LLC, Ellis Park Race Course, Inc., Churchill Downs Louisiana Horseracing Company, L.L.C., Churchill Downs Louisiana Video Poker Company, L.L.C. and Video Services, Inc.), and Bank One, NA, as lender and contractual representative for the lenders (the “2004B Amendment”), provided for certain modifications and amendments to the Credit Agreement in connection with the Company’s acquisition of assets of Fair Grounds Corporation, and related transactions (the “Fair Grounds Acquisition”).

        Under the terms of the 2004B Amendment, the lenders under the Credit Agreement consented to the Fair Grounds Acquisition and added as additional collateral under the Credit Agreement the assets acquired by the Company in the Fair Grounds Acquisition and joined certain new subsidiaries of the Company as guarantors. Under the 2004B Amendment, the $200.0 million revolving line of credit is based upon LIBOR plus a spread of 125 to 300 additional basis points, which is determined by certain Company financial ratios.

        In connection with the Fair Grounds Acquisition and the 2004B Amendment, the Company also amended its note purchase agreement (the “Note Purchase Agreement”) with Connecticut General Life Insurance Company, General Electric Capital Assurance Company, Employers Reinsurance Corporation, Metropolitan Life Insurance Company, Principal Life Insurance Company, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, Massmutual Asia Limited, Sunamerica Life Insurance Company and Prudential Retirement Ceded Business Trust on October 14, 2004. Under the terms of the original Note Purchase Agreement, dated as of April 3, 2003, the Company issued $100 million aggregate principal amount of its Floating Rate Senior Secured Notes due March 31, 2010 (the “Notes”), bearing interest at a floating rate equal to LIBOR plus 155 basis points.

        Under the terms of the first amendment agreement to the Note Purchase Agreement executed by the Company and the Guarantors (the “First Amendment Agreement”), the assets acquired by the Company in the Fair Grounds Acquisition became part of the collateral securing the Notes and certain new subsidiaries of the Company joined as guarantors. Under the First Amendment Agreement, the Notes will bear interest based on LIBOR plus a spread of 155 to 280 basis points, depending on certain Company financial ratios.

        The 2004B Amendment and the First Amendment Agreement also require the Company to adhere to certain amended financial covenants.

        The 2004B Amendment and the First Amendment Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

10.1

2004B Amendment to Loan Documents dated as of October 14, 2004 among Churchill Downs Incorporated, the Guarantors defined therein, and Bank One, NA, as contractual representative for the Lenders defined therein.

10.2

First Amendment Agreement dated as of October 14, 2004 to Note Purchase Agreement dated as of April 3, 2004 among Churchill Downs Incorporated, the Guarantors named therein, Connecticut General Life Insurance Company, General Electric Capital Assurance Company, Employers Reinsurance Corporation, Metropolitan Life Insurance Company, Principal Life Insurance Company, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, MassMutual Asia Limited, SunAmerica Life Insurance Company and Prudential Retirement Ceded Business Trust.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED
October 20, 2004	/s/ Michael E. Miller Michael E. Miller Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)